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                                                              EXHIBIT 99.(h)(d)

..
                           SUBLICENSE AGREEMENT


     This Sublicense Agreement ("AGREEMENT") is entered into as of August 31, 2004 by and between PowerShares Capital Management, LLC, a Delaware corporation with offices at 855 West Prairie Avenue, Wheaton, IL 60187 ("POWERSHARES"), and PowerShares Exchange-Traded Fund Trust ("LICENSEE").

     WHEREAS, PowerShares, through licenses with index providers (each an "Index Provider"), has the right to license the Indexes and Marks listed in Exhibit A, for use in connection with the financial products listed in Exhibit A ("PRODUCTS");

     WHEREAS, Licensee desires to use the Indexes and Marks in connection with the distribution of Products and PowerShares is willing to grant Licensee a license for such use.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF LICENSE. PowerShares grants Licensee a non-exclusive, non-transferrable right and license to use and refer to the Indexes and Marks in connection with the creation, issuance, trading and marketing of Products pursuant to the terms and conditions of this Agreement.

     2. OWNERSHIP AND VALIDITY. Licensee acknowledges Index Providers' ownership of the entire right, title and interest in and to the Indexes and Marks and Licensee's use shall inure to the sole benefit of the applicable Index Provider.

     3. QUALITY CONTROL. PowerShares shall have the right to monitor the quality of the Products offered by Licensee pursuant to this Agreement. Licensee agrees that the nature and quality of the Products using the Indexes and Marks shall meet or exceed the standards set by Power Shares or Index Provider. Licensee's failure to conform to such quality controls may result in the termination of this Agreement.

     Licensee shall include, unless a substitute is approved by PowerShares, in which case such substitute shall be included, the following notice in all informational materials relating to the licensed Indexes and Marks, and agrees upon request to furnish a copy (copies) thereof to PowerShares:

         The [Specification of applicable Index] Indexes ( the "Indexes") are trademarks of [Specification of applicable Index Provider] (the "Index Provider") which are licensed for use by [Licensee] in connection with [specification of applicable Products] (the "Products"). The Products are not sponsored or endorsed by the Index Provider and the Index Provider makes no warranty or representation as to the accuracy and/or completeness of the Indexes or the results to be obtained by any person from the use of the Indexes or the trading of the Products.

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     4.  TERM. This Agreement shall become effective upon signatures of both parties and remain in effect unless terminated by either party as provided herein.

     5. TERMINATION. Licensee may terminate this Agreement upon sixty (60) days prior written notice. PowerShares may terminate this Agreement upon sixty (60) days prior written notice or immediately upon Licensee's breach of this Agreement.

     6. FEES. Licensee shall pay PowerShares a license fee for each product as set forth in Exhibit A. The fee shall be equal to or less than the license cost paid by PowerShares to the Index Provider. The fee shall be paid based on the schedule as set forth below:

Licensee shall calculate the fees payable to PowerShares under this Agreement on a calendar quarterly basis and remit to PowerShares the amount due within thirty (30) days following the close of each quarter, with a statement of account signed by a duly authorized officer. Each payment shall be accompanied by a full accounting of the basis for the calculation of the fee.
 Licensee shall keep accurate books and records of such account as are necessary to document all amounts due to PowerShares hereunder and PowerShares, or its authorized agent, shall have the right at its own expense and not more frequently than twice a year, to examine such books of account and records to verify the payment due hereunder, provided, however, if PowerShares determines that it has been underpaid by five percent (5%) or more with respect to the payments being audited, the cost of the audit shall be paid by Licensee. If such examination discloses an overpayment or underpayment of the amounts due hereunder, an adjusting payment shall be made within thirty (30) business days to correct such overpayment or underpayment.
 Such audit right shall continue for twelve (12) months following termination of this Agreement.

     7. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and the understanding between the parties. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the parties by their duly authorized officers or representatives.

     8. EXECUTION. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.  GENERAL PROVISIONS.

    (a) A party may not assign this Agreement and/or any of its rights and/or obligations hereunder, except to an affiliate or successor in interest, without the prior written consent of the other party, and any attempted assignment by a party requiring the consent of the other party which is made by the assigning party without the other party's prior consent shall be null and void.

    (b) No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon either Party unless in writing signed by an authorized representative of

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such party.  No waiver by either Party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

    (c) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois, without regard to its conflict of law provisions.

    (d) In the event any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

    IN WITNESS WHEREOF, PowerShares and Licensee have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.

                                             POWERSHARES CAPITAL MANAGEMENT, LLC

                                             Signature:
                                                        -----------------------
                                             By:        H. Bruce Bond
                                             Title:     President


                                             POWERSHARES EXCHANGE-TRADED FUND
                                             TRUST

                                             Signature:
                                                        -----------------------
                                             By;        H. Bruce Bond
                                             Title:     Chairman and CEO

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

                                   EXHIBIT A

INDEX PROVIDER        MARKS
--------------        -----

AMEX                  American Stock Exchange
AMEX                  Amex
AMEX                  Amex Listed
AMEX                  Intellidex
Value Line            Value Line Rank I Strategy
Value Line            Value Line
Value Line            The Value Line Investment Survey
Value Line            Value Line Publishing, Inc.
Zacks                 Zacks Investment Management Inc.
Zacks                 Zacks Rank
Zacks                 Zacks Investment Research
USX China             Halter Financial Inc.
USX China             USX China Index
Mergent               Mergent
Mergent               Dividend Achievers
WilderShares          WilderShares LLC
WilderShares          WilderHill Clean Energy Index



 INDEX PROVIDER              INDEX AND MARK                        LICENSE FEE            POWERSHARES PRODUCT
 --------------              --------------                        -----------            -------------------
AMEX        Dynamic Market Intellidex Index                               0.03%    Dynamic Market Portfolio
AMEX        Dynamic OTC Intellidex Index                                  0.03%    Dynamic OTC Portfolio
AMEX        Dynamic Large Cap Growth Intellidex Index                     0.03%    Dynamic Large Cap Growth Portfolio
AMEX        Dynamic Consumer Electronics Index                            0.03%    Dynamic Consumer Electronics Portfolio
AMEX        Dynamic Large Cap Value Intellidex Index                      0.03%    Dynamic Large Cap Value Portfolio
AMEX        Dynamic Mid Cap Growth Intellidex Index                       0.03%    Dynamic Mid Cap Growth Portfolio
AMEX        Dynamic Mid Cap Value Intellidex Index                        0.03%    Dynamic Mid Cap Value Portfolio
AMEX        Dynamic Small Cap Growth Intellidex Index                     0.03%    Dynamic Small Cap Growth Portfolio
AMEX        Dynamic Small Cap Value Intellidex Index                      0.03%    Dynamic Small Cap Value Portfolio
AMEX        Dynamic Aerospace & Defense Intellidex Index                  0.03%    Dynamic Aerospace & Defense Portfolio
AMEX        Dynamic Biotechnology  & Genome  Intellidex                   0.03%    Dynamic Biotechnology & Genome Portfolio Index
AMEX        Dynamic Leisure and Entertainment Intellidex Index            0.03%    Dynamic Leisure and Entertainment Portfolio
AMEX        Dynamic Food & Beverage Intellidex Index                      0.03%    Dynamic Food & Beverage Portfolio
AMEX        Dynamic Hardware Intellidex Index                             0.03%    Dynamic Hardware Portfolio
AMEX        Dynamic Brand Name Products Intellidex Index                  0.03%    Dynamic Brand Name Products Portfolio
AMEX        Dynamic Internet Software & Services Intellidex Index         0.03%    Dynamic Internet Software & Services Portfolio
AMEX        Dynamic Media Intellidex Index                                0.03%    Dynamic Media Portfolio
AMEX        Dynamic Networking Intellidex Index                           0.03%    Dynamic Networking Portfolio
AMEX        Dynamic Pharmaceuticals Intellidex Index                      0.03%    Dynamic Pharmaceuticals Portfolio
AMEX        Dynamic Semiconductors Intellidex Index                       0.03%    Dynamic Semiconductors Portfolio
AMEX        Dynamic Software Intellidex Index                             0.03%    Dynamic Software Portfolio
AMEX        Dynamic Telecommunication Services Intellidex Index           0.03%    Dynamic Telecommunication Services Portfolio
AMEX        Dynamic Wireless Intellidex Index                             0.03%    Dynamic Wireless Portfolio


 INDEX PROVIDER         INDEX AND MARK                                LICENSE FEE         POWERSHARES PRODUCT
 --------------         --------------                                -----------         -------------------
AMEX        Dynamic Market Intellidex Index                               0.03%    Dynamic Market Portfolio
AMEX        Dynamic OTC Intellidex Index                                  0.03%    Dynamic OTC Portfolio
AMEX        Dynamic Large Cap Growth Intellidex Index                     0.03%    Dynamic Large Cap Growth Portfolio
AMEX        Dynamic Consumer Electronics Index                            0.03%    Dynamic Consumer Electronics Portfolio
AMEX        Dynamic Large Cap Value Intellidex Index                      0.03%    Dynamic Large Cap Value Portfolio
AMEX        Dynamic Mid Cap Growth Intellidex Index                       0.03%    Dynamic Mid Cap Growth Portfolio
AMEX        Dynamic Mid Cap Value Intellidex Index                        0.03%    Dynamic Mid Cap Value Portfolio
AMEX        Dynamic Small Cap Growth Intellidex Index                     0.03%    Dynamic Small Cap Growth Portfolio
AMEX        Dynamic Small Cap Value Intellidex Index                      0.03%    Dynamic Small Cap Value Portfolio
AMEX        Dynamic Aerospace & Defense Intellidex Index                  0.03%    Dynamic Aerospace & Defense Portfolio
AMEX        Dynamic Biotechnology &Genome Intellidex Index                0.03%    Dynamic Biotechnology & Genome Portfolio
AMEX        Dynamic Leisure and Entertainment Intellidex Index            0.03%    Dynamic Leisure and EntertainmentPortfolio
AMEX        Dynamic Food & Beverage Intellidex Index                      0.03%    Dynamic Food & Beverage Portfolio
AMEX        Dynamic Hardware Intellidex Index                             0.03%    Dynamic Hardware Portfolio
AMEX        Dynamic Brand Name Products Intellidex Index                  0.03%    Dynamic Brand Name Products Portfolio
AMEX        Dynamic Internet Software & Services Intellidex Index         0.03%    Dynamic Internet Software & Services Portfolio
AMEX        Dynamic Media Intellidex Index                                0.03%    Dynamic Media Portfolio
AMEX        Dynamic Networking Intellidex Index                           0.03%    Dynamic Networking Portfolio
AMEX        Dynamic Pharmaceuticals Intellidex Index                      0.03%    Dynamic Pharmaceuticals Portfolio
AMEX        Dynamic Semiconductors Intellidex Index                       0.03%    Dynamic Semiconductors Portfolio
AMEX        Dynamic Software Intellidex Index                             0.03%    Dynamic Software Portfolio
AMEX        Dynamic Telecommunication Services Intellidex Index           0.03%    Dynamic Telecommunication Services Portfolio
AMEX        Dynamic Wireless Intellidex Index                             0.03%    Dynamic Wireless Portfolio

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

 INDEX PROVIDER          INDEX AND MARK                           LICENSE FEE            POWERSHARES PRODUCT
 --------------          --------------                           -----------            -------------------
USX / Halter       USX China Index                                   0.10%    Halter Golden Dragon China Portfolio
WilderShares       WilderHill Clean Energy Index                     0.10%    Wilder  Alternative  Power  Technologies
                                                                              Portfolio
Mergent Inc.       Dividend Achievers 50 Index                       0.10%    High  Yield  Equity  Dividend  Achievers
                                                                              Portfolio
Zacks Inv Mgmt     Zacks Rank Large Cap Index
                   Zacks Investment Research                         0.10%    Zacks Rank Large Cap Portfolio
Value Line         Value Line Timeliness and Safety Index
                   Value Line Marks                                  0.10%    Value   Line   Timeliness   and   Safety
                                                                              Portfolio
